Exhibit (j) under N-1A
                                          Exhibit 23 under 601/Reg SK


                                   DELOITTE & TOUCHE


                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in the Prospectus constituting part of Post-Effective Amendment No. 48 of the Registration Statement on Form N-1A No. 33-31602 of our report dated December 8, 2000, accompanying the financial statements of Federated Tax-Free Trust contained in such Registration Statement, and the use of our name, and the statements with respect to us, as appearing under the heading "Independent Auditor" in the Prospectus.

By: DELOITTE & TOUCHE
    Deloitte & Touche

    Certified Public Accountants

Boston, Massachusetts
December 26, 2000